UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

On July 2, 2010, Lighting Science Group Corporation (the “Company”) terminated the purchase and sale agreement (the “Purchase Agreement”), dated as of June 8, 2010, between the Company and 1450 Executive Circle NE- Melbourne, LLC, a Delaware limited liability company. Pursuant to the terms of the Purchase Agreement, the Company expects to receive a refund of its initial earnest money deposit of $75,000. The Company elected to terminate the Purchase Agreement upon determining that the building did not meet the Company’s needs. The Company has no further obligations under the Purchase Agreement. The Company intends to continue to look for a new facility for its growing operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: July 2, 2010	By:	/s/ John D. Mitchell, Jr.
		Name:	John D. Mitchell, Jr.
		Title:	Corporate Secretary